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                                                                     Exhibit 4.5




                  VOTING AGREEMENT, dated as of February 14, 2000, by and among Lexent Inc. (the "Company"), Hugh J. O'Kane, Jr. ("Hugh O'Kane"), and Kevin M. O'Kane ("Kevin O'Kane" and together with Hugh O'Kane, the "Stockholders").

                  WHEREAS, Hugh O'Kane and Kevin O'Kane are stockholders of the Company and wish to provide for the continuity and stability of the policy and management of the Company in the event that either dies; and

                  WHEREAS, Hugh O'Kane is about to establish the Hugh J. O'Kane, Jr. 2000 Grantor Retained Annuity Trust (the "GRAT Trust") and the Hugh J. O'Kane, Jr. 2000 Remainder Trust (the "Remainder Trust" and together with the GRAT Trust, the "Trusts"), and he is initially going to transfer 1,400,000 shares of Common Stock, $.001 par value, of the Company ("Common Stock"), to the GRAT Trust, which shares he wishes to be and remain subject to the provisions of this Voting Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

                  SECTION 1.  Voting Agreement; Proxies.

                  (a) Hugh O'Kane agrees that in the event of his death, Kevin O'Kane shall have, for a period of three (3) years from such date (the "HOK Voting Period"), the unilateral right to vote all shares of capital stock (and other voting interests) of the Company (and any other shares of capital stock or other equity interests of any successor entity or as may result from any reorganization, reclassification, merger, or similar event, as the case may be (such shares and interests are collectively referred to herein as the "HOK Voting Shares")) owned of record or beneficially by him at his death, and, accordingly, the undersigned Hugh O'Kane hereby irrevocably appoints Kevin O'Kane as his lawful proxy agent to vote any or all of the aforementioned HOK Voting Shares during the HOK Voting Period at any and all general or special meetings of stockholders, whether in person, by proxy or by written consent.

                  Hugh O'Kane expressly intends that this Agreement shall be binding upon his heirs, beneficiaries, legatees, executors, trustees and legal guardians. Hugh O'Kane acknowledges that the Common Stock being transferred by him to the GRAT Trust (and thereafter to the Remainder Trust) is and shall remain subject to this Agreement.

                  (b) Kevin O'Kane agrees that in the event of his death, Hugh O'Kane shall have, for a period of three (3) years from such date (the "KOK Voting Period"), the unilateral right to vote all shares of capital stock (and other voting interests) of the Company (and any other shares of capital stock or other equity interests of any successor entity or as may result from any reorganization, reclassification, merger, or similar event, as the case may be (such shares and interests are collectively referred to herein as the "KOK Voting Shares," and together with the HOK Voting Shares, as the "Voting Shares")) owned of record or beneficially by him at his
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death, and, accordingly, the undersigned Kevin O'Kane hereby irrevocably appoints Hugh O'Kane as his lawful proxy agent to vote any or all of the aforementioned KOK Voting Shares during the KOK Voting Period at any and all general or special meetings of stockholders, whether in person, by proxy or by written consent. Kevin O'Kane expressly intends that this Agreement shall be binding upon his heirs, beneficiaries, legatees, executors, trustees and legal guardians.

                  SECTION 2. Restriction on Transfer. No Stockholder shall transfer any Voting Shares during the term of this Agreement unless, in each case, either (i) the recipient of such Voting Shares shall agree in writing to be bound by and comply with all applicable provisions of this Agreement as fully as required of the transferor and be deemed to be a Stockholder hereunder, or
(ii) the transfer is pursuant to a registered public offering under the Securities Act of 1933, as amended (the "Act") or pursuant to Rule 144 under the Act.

                  SECTION 3. Legend on Stock Certificates. Each certificate representing Voting Shares shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT, DATED FEBRUARY 14, 2000, AMONG THE COMPANY, HUGH J. O'KANE, JR., KEVIN M. O'KANE. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY."

                  The Company covenants that it shall file a copy of this Agreement in its stock books and shall keep a copy thereof at its corporate headquarters.

                  SECTION 4. Duration of Agreement. This Agreement shall terminate upon the earlier to occur of either the (i) third anniversary of the death of the first to die of Hugh O'Kane or Kevin O'Kane or (ii) the first date upon which both individuals are deceased.

                  SECTION 5. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company and the other Stockholders as follows:

                  (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of its or his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder.

                  (b) This Agreement has been duly executed and delivered by such Stockholder
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and, when executed by the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws and to limitations on the availability of equitable remedies.

                  (c) The shares of Common Stock listed in Annex I opposite the name of such Stockholder constitute all the shares of the capital stock of the Company owned by such Stock holder on the date hereof.

                  SECTION 6. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

                  SECTION 7. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

                  SECTION 8. Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns.

                  SECTION 9. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by telecopy addressed to such party at the address or telecopy number set forth below:

                  (1)      if to the Company, to it at:

                            Lexent Inc.
                            3 New York Plaza
                            New York, NY 10004
                            Attention: Chairman
                            Telecopy: (212) 981-2493


                           with a copy to:

                           Reboul, MacMurray, Hewitt,
                           Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, NY 10111

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                           Attention: Joshua A. Leuchtenburg, Esq.
                           Telecopy: (212) 841-5725

                  (2) if to any Stockholder, to it at its address appearing on Annex I hereto;

or, in any case, at such other address or telecopy number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of telecopy, when received.

                  SECTION 10. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the parties hereto.

                  SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.
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                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.

                               LEXENT INC.


                               By  /s/ HUGH O'KANE, JR.
                                  ----------------------------------
                                    Name: Hugh J. O'Kane, Jr.
                                    Title: Chairman

                                         /s/ HUGH O'KANE, JR.
                                  ----------------------------------
                                          Hugh J. O'Kane, Jr.

                                         /s/ KEVIN M. O'KANE
                                  ----------------------------------
                                           Kevin M. O'Kane

ACKNOWLEDGED AND CONSENTED TO
AS OF FEBRUARY 14, 2000


By /s/ PATRICIA O'KANE
   -------------------------------
   Name of Spouse: Patricia O'Kane

By /s/ MARGARET O'KANE
   -------------------------------
   Name of Spouse: Margaret O'Kane

HUGH J. O'KANE, JR. 2000 GRANTOR RETAINED ANNUITY TRUST

By /s/ KEVIN M. O'KANE
   --------------------------------
   Name of Trustee: Kevin M. O'Kane

By /s/ PATRICIA O'KANE
   --------------------------------
   Name of Trustee: Patricia O'Kane


HUGH J. O'KANE, JR. 2000 REMAINDER TRUST

By /s/ KEVIN M. O'KANE
   --------------------------------
   Name of Trustee: Kevin M. O'Kane

By /s/ PATRICIA O'KANE
   --------------------------------
   Name of Trustee: Patricia O'Kane